SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the registrant    ☒

Filed by a party other than the registrant    ☐

Check the appropriate box:

☐ Preliminary proxy statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material under Rule 14a-12

DAOU SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

Daou Systems, Inc.

412 Creamery Way, Suite 300

Exton, Pennsylvania 19341

T: (610) 594-2700

http://www.daou.com

June 21, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Daou Systems, Inc. to be held on July 22, 2004, beginning promptly at 10:00 a.m., local time, at the Company’s principal executive offices located at 412 Creamery Way, Suite 300, Exton, Pennsylvania 19341. The official Notice of Meeting, Proxy Statement and Proxy Card are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

The vote of every stockholder is important. Mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you wish to do so. Please complete, sign, date and promptly return your Proxy Card in the enclosed envelope. Your cooperation is greatly appreciated.

Members of the Company’s Board of Directors and management look forward to greeting personally those stockholders who are able to attend the meeting.

Sincerely,

Daniel J. Malcolm

Chief Executive Officer, President and Director

DAOU SYSTEMS, INC.

412 Creamery Way, Suite 300

Exton, Pennsylvania 19341

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 22, 2004

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Daou Systems, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices located at 412 Creamery Way, Suite 300, Exton, Pennsylvania 19341 on July 22, 2004, at 10:00 a.m., local time, for the following purposes:

1.	To elect two (2) Class I directors of the Company for a term expiring at the annual meeting of stockholders to be held in 2007, with each Class I director to hold office until a respective successor is duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 2004; and

3.	To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only holders of the Company’s Common Stock and Series A Convertible Preferred Stock of record at the close of business on May 24, 2004 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. Each of these stockholders is cordially invited to be present and vote at the Meeting in person.

By Order of the Board of Directors

John A. Roberts

Secretary

Exton, Pennsylvania

June 21, 2004

STOCKHOLDERS UNABLE TO ATTEND THE MEETING ARE ASKED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY CARD NOW. IN ADDITION, YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

DAOU SYSTEMS, INC.

Proxy Statement

for

Annual Meeting of Stockholders

to be held on July 22, 2004

DAOU SYSTEMS, INC.

412 Creamery Way, Suite 300

Exton, Pennsylvania 19341

Proxy Statement

for

Annual Meeting of Stockholders

to be held on July 22, 2004

GENERAL INFORMATION

Your proxy in the enclosed form is solicited by the Board of Directors (the “Board”) of Daou Systems, Inc., a Delaware corporation (the “Company”), for use at its Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 412 Creamery Way, Suite 300, Exton, PA 19341 on July 22, 2004, at 10:00 a.m., local time (the “Meeting”), for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting. The mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy Card (the “Proxy Card”) to the stockholders of the Company is expected to commence on or about June 21, 2004.

The shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) and the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), represented by proxy will be voted in accordance with the instructions given on the Proxy Card, subject to the proper execution of the Proxy Card and its receipt by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. In the absence of instructions to the contrary, properly executed proxies will be voted:

“FOR” the election of each of the Class I directors nominated by the Board; and

“FOR” the ratification of the selection of Ernst & Young LLP as the independent auditors for the year ending December 31, 2004.

The Company knows of no business that will be presented for consideration at the Meeting other than the election of directors and the ratification of the selection of the independent auditors. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares that they represent in accordance with their best judgment.

A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy Card is present at the Meeting and votes in person.

Copies of solicitation material will be furnished to brokerage firms, nominees, fiduciaries and custodians holding shares of Common Stock and Series A Preferred Stock in their names (“record holders”), which are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by telephone, telegram, facsimile or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm to deliver solicitation material to record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. The costs of these services to the Company, exclusive of out-of-pocket costs, are not expected to exceed $10,000. Except as described above, the Company does not intend to solicit proxies other than by mail.

SHARES OUTSTANDING AND VOTING RIGHTS

Record Date and Shares Outstanding

Only holders of shares of Common Stock and Series A Preferred Stock of record as of the close of business on May 24, 2004 (the “Record Date”) are entitled to vote at the Meeting. On the Record Date, 21,774,711 shares of Common Stock (“Common Shares”) and 2,181,818 shares of Series A Preferred Stock (“Series A Preferred Shares”) were issued and outstanding. Each Common Share is entitled to one vote on each matter to be voted on at the Meeting. Each Series A Preferred Share is entitled to vote on an “as converted” to Common Stock basis. Giving effect to an aggregate of 884,268 shares of Series A Preferred Stock payable as accumulated dividends on the Series A Preferred Shares as of the Record Date, each Series A Preferred Share is entitled to 1.405 votes on each matter to be voted on at the Meeting. The Common Shares and the Series A Preferred Shares will vote as a single class on matters presented at the Meeting. As used below, the term “Shares” means, collectively, the Common Shares and Series A Preferred Shares.

Quorum; Broker Non-votes; Abstentions

The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof. The Shares that are voted by proxy “FOR,” “AGAINST” or “WITHHELD FROM” a director nominee or proposal are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to such proposal.

Broker non-votes (i.e., Shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal on which the broker has expressly not voted.

The Class I director nominees will be elected by a plurality of votes of the Shares present in person or represented by proxy at the Meeting. Any of the Shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of the Class I directors. Any other proposals submitted to the Company’s stockholders in the Proxy Card must be approved at a meeting at which a quorum is present by the affirmative vote of the holders of a majority of the Shares represented in person or by proxy. In determining whether such proposals have been approved, abstentions and broker non-votes will not be counted as votes for or against the proposal.

Revocability of Proxy

A proxy may be revoked by a stockholder at any time prior to the voting at the Meeting by written notice to the Secretary of the Company, by submission of another duly executed proxy bearing a later date or by voting in person at the Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment; you must also vote your shares at the Meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

PROPOSAL ONE

ELECTION OF CLASS I DIRECTORS

(Item 1 on the Proxy Card)

The Board currently consists of seven (7) directors. At the Meeting, the stockholders will elect two (2) Class I directors to the Board who will hold office until their respective successors are duly elected and qualified at the 2007 annual stockholders meeting. The Board has nominated Douglas L. Cox and Robert F. Radin as the two (2) Class I directors to be elected at the Meeting.

The Board knows of no reason why any of these Class I director nominees would be unable or unwilling to serve; but, in the event that any Class I director nominee is unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of Class I director as the Board may recommend in the place of such nominee.

Information Regarding Class I Director Nominees

The following table sets forth the names, ages, principal occupations for the periods indicated and other directorships of the two (2) Class I director nominees. Information as to the stock ownership of each Class I director nominee and all current directors and executive officers of the Company as a group is set forth below under “Securities Ownership of Certain Beneficial Owners and Management.”

Name	Age	Principal Occupation for the Past Five Years and Other Directorships	Director Since
CLASS I
Douglas L. Cox	58	Mr. Douglas L. Cox has been Executive Vice President and Chief Financial Officer of Opinion Research Corporation since 1998. He is responsible for the worldwide financial functions of this NASDAQ-listed professional services company with revenues of $175 million. From 1988 to 1998, he was the Senior Vice President and Chief Financial Officer of Atofina Chemicals, Inc. (formerly Pennwalt Corporation, a NYSE listed company) a US based multinational chemical company operating in 14 countries with revenues of $1.8 billion. Mr. Cox has served as a Director of industry and community organizations. He holds both a B.S. and M.B.A. from the Wharton School of Business, University of Pennsylvania.	June 2004

Robert F. Radin	51	Dr. Robert F. Radin has been an Adjunct Professor at Boston College since 2003 teaching graduate courses in Corporate Governance, Management and Organizational Behavior and an Affiliate of the Boston College Business Institute. From 1996 to 2002, he was a Doctoral Candidate in Board Governance at Boston College, after having served as President of Investor Services Group (ISG), First Data Corporation from 1992 to 1995 and President of Shareholder Services for American Express Information Services from 1989 to 1992. Dr. Radin worked at The Boston Company/Shearson Lehman Brothers from 1983 to 1989 first as the Senior Vice President of Operations for the Mutual Fund Division and then as the Executive Vice President of the Transfer Agent Division. He holds a B.S. in Accounting from Northeastern University, an M.B.A. from Babson College and a Ph.D. from Boston College.	June 2004

Vote Required and Board Recommendation

The two (2) Class I director nominees receiving the highest number of affirmative votes of the Shares present in person or represented by proxy at the Meeting and entitled to be voted for each of them will be elected as Class I directors of the Company. Votes withheld from any Class I director nominee will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will have no other legal effect pursuant to Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or if no direction is made, for the election of the Board’s nominees. If any of the Class I director nominees is unable or declines to serve as a Class I director at the time of the Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees will be unable or will decline to serve as a Class I director.

THE BOARD RECOMMENDS A VOTE “FOR” THE TWO (2) CLASS I DIRECTOR NOMINEES LISTED ABOVE.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Information concerning the Company’s current executive officers and directors is set forth below.

Name	Age	Position
Daniel J. Malcolm (1)	53	Chief Executive Officer, President and Director
John A. Roberts	45	Chief Financial Officer and Secretary
Vincent K. Roach (2)	60	Executive Vice President and Director
Larry R. Ferguson (1), (3), (4), (5)	54	Chairman of the Board
Douglas L. Cox (3), (5), (6)	58	Director
David W. Jahns (2), (4)	38	Director
Robert. F. Radin (3), (4), (5), (6)	51	Director
James T. Roberto (7)	63	Director

(1)	Class II director, term expires at 2006 annual meeting of stockholders.

(2)	Class III director, term expires at 2005 annual meeting of stockholders.

(3)	Member of the Audit Committee.

(4)	Member of the Compensation Committee.

(5)	Member of the Nominating Committee.

(6)	Nominated to become a Class I director, with a term expiring at 2007 annual meeting of stockholders.

(7)	Class I director, term expires at 2004 annual meeting of stockholders.

A description of the background of each of the Class I director nominees has been provided above under “Information Regarding Class I Director Nominees.” A description of the background of each of the other directors and executive officers follows:

Mr. Malcolm has served as Chief Executive Officer and President of the Company since January 1, 2003 and as a director of the Company since December 2002. He was President of the Company’s Technology Services Division from July 2001 through December 2002. Prior to joining the Company, he served as Vice Chairman and Chief Operating Officer of LaserLink.net, a branded Internet access firm, from March 1999 through March 2000, when the company was purchased by Covad Communications. From April 2000 through January 2001, following the acquisition of LaserLink by Covad, Mr. Malcolm was Vice President of Covad’s consumer business division. From June 1996 through February 1999, he was the Chief Operating Officer of American Healthware Systems, Inc., a financial software and services vendor to acute care hospitals. Mr. Malcolm holds a B.S. in Marketing from Drexel University.

Mr. Roberts was named Chief Financial Officer of Daou Systems, Inc. in December, 2003. Joining the Company as the Acting CFO in June 2003, Mr. Roberts was also a partner with the Philadelphia Office of Tatum Partners LLC. Prior to joining Tatum Partners, he served from 2001 to 2002 as the Vice President of Business Development for MEDecision, Inc., a software products company providing medical management solutions for managed care organizations. Prior to that, Mr. Roberts held the position of Senior Vice President of Corporate Development and Chief Financial Officer for HealthOnline, Inc. from 1999 to 2001, a provider of web-based community and provider portal and hosting services. From 1995 to 1999, Mr. Roberts was the Chief Financial Officer for the Center for Health Information, a wholly owned subsidiary of PharMerica, Inc., a pharmaceutical services company focused in long term care. Mr. Roberts earned a Bachelor of Science and a Master’s degree in Business Administration from the University of Maine.

Mr. Roach has been a Director of the Company since June 2001 and has served as Executive Vice President since January 2003. Mr. Roach served as President of the Company’s Application Services division since January 2001 and as a director and President of DAOU-TMI, Inc., a subsidiary of the Company, from June 1998 to December 2000. He holds a B.A. from Wabash College.

Mr. Ferguson has been a Director of the Company since November 2002 and the Chairman since February 2003. Since 2000, Mr. Ferguson has been the President of The Ferguson Group, a private equity investment and consulting firm specializing in information technology companies. Mr. Ferguson is an Air Force veteran and active board member of The University of North Carolina-Charlotte Foundation, as well as Chamberlin Edmonds, a privately-held healthcare revenue recovery firm. Mr. Ferguson has served as President and CEO of both public and privately held IT companies, most recently Avio Corporation from 1999-2000 and First Data Corporation from 1986-1995. He holds a B.A. in Business Administration from University of North Carolina-Charlotte.

Mr. Jahns has served as a director since October 1995. Mr. Jahns is a General Partner and principal of Galen Partners. Since joining Galen in 1993, Mr. Jahns has been responsible for making and managing investments in many healthcare related companies for Galen’s various private equity limited partnerships. He currently serves on the boards of Specialized Health Products International, Inc. and several of Galen’s privately held portfolio companies. Prior to joining Galen, Mr. Jahns worked in the Corporate Finance Division at Smith Barney, where he worked on a variety of corporate finance and merger and acquisition related transactions, and assisted in the marketing of public offerings. Mr. Jahns has an MBA degree from the J. L. Kellogg Graduate School of Management at Northwestern University and a BA degree from Colgate University.

Mr. Roberto has served as director since June 2001 and as Chairman of the Board from June 2001 until February 2003. In addition, Mr. Roberto currently serves on the Board of Implementation Services for Health Care, Inc., a privately held company. Since January 2003, he is self-employed as a professional consultant to several healthcare information technology companies, focusing on strategic planning, funding, due diligence and turnaround management initiatives. He was Chief Executive Officer and President of Daou from November 2000 to December 2002. From November 1998 to October 2000, he served as the Chief Executive Officer of Home Life Medical, Inc., a home health services company. Mr. Roberto holds a B.S. with honors in Finance and a Master of Business Administration from The Pennsylvania State University.

Board of Directors

The Company’s Bylaws provide for a range of one to 11 directors, with the current authorized number set at seven. Under the terms of the Series A Preferred Shares, the number of directors may not exceed five without the consent of the holders of a majority of the Series A Preferred Shares voting separately as a class. The Company’s Certificate of Incorporation provides that the Board is classified into three classes, with the directors of each class to be elected for a term of three years and to hold office until their successors are duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term then expires will be elected to hold office for a term expiring at the annual meeting of stockholders held subsequently in three years. In each case, a director serves for the designated term and until his or her respective successor is duly elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause.

Board Meetings and Committees

During 2003, the Board of Directors held six meetings, and acted by unanimous written consent on eight additional occasions. Each of the directors attended at least 80% of the meetings of the Board and of the Committees on which they served during 2003.

Audit Committee.    The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls and audits, and consults with management and the independent public accountants on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent public accountants. It also maintains direct responsibility for the compensation, termination and oversight of the Company’s independent public accountants and evaluates the independent public accountants’ qualifications, performance and independence. The Audit Committee approves all services provided to the Company by the independent public accountants. The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee Charter is set forth in Appendix A. In 2003, the Audit Committee was composed of Larry R. Ferguson (Chairman) and H. Lawrence Ross, who served on the Audit Committee until his resignation from the Board of Directors effective December 8, 2003. On June 2, 2004, the Board appointed Douglas L. Cox (Chairman), Larry R. Ferguson and Robert F. Radin to the Audit Committee. Each member of the Audit Committee is “independent” as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Cox is an “audit committee financial expert” as defined in regulations of the Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002. The Audit Committee met eight times in 2003.

Compensation Committee.    The Compensation Committee assists the Board in reviewing and approving compensation of the Company’s executive officers, establishing appropriate incentive compensation and equity-based plans and administering such plans, and performs such other duties as the Board may from time to time delegate to it. During 2003, the Compensation Committee was composed of Larry R. Ferguson, David W. Jahns (Chairman) and H. Lawrence Ross, who served on the Compensation Committee until his resignation from the Board of Directors effective December 8, 2003. On June 2, 2004, the Board appointed Robert F. Radin (Chairman), Larry R. Ferguson, and David W. Jahns to the Compensation Committee. During 2003, the Compensation Committee held six meetings, and acted by unanimous written consent on one occasion.

Nominating Committee.    In 2003, the Board established a Nominating Committee (the “Nominating Committee”) that was chaired by Larry R. Ferguson. On June 2, 2004, the Board appointed Larry R. Ferguson (Chairman), Douglas L. Cox and Robert F. Radin to the Nominating Committee. The Nominating Committee assists the Board of Directors in identifying and evaluating potential candidates for director, making recommendations to the Board of Directors for director nominees and determining the compensation of non-employee directors. As part of its process, the Nominating Committee reviews the appropriate skills and characteristics required of board members. The Nominating Committee does not generally rely on third-party search firms to identify board candidates, but instead, relies on recommendations from a wide variety of business contacts, including current executive officers, directors and stockholders, as a source for potential board candidates. The Nominating Committee evaluates the above criteria as well as the current composition of the Board of Directors and the need for Audit Committee experience and then nominates the candidates which it believes best suit the needs of the Company. Stockholders’ nominees that comply with the existing procedures outlined in the Company’s bylaws receive the same consideration that other nominees receive. The Nominating Committee is in the process of formalizing its charter. Each member of the Nominating Committee is “independent” as defined in the Exchange Act and the rules of the Nasdaq Stock Market. There were no meetings of the Nominating Committee in 2003.

In accordance with, and subject to, Article III, Section 2(c) of the Company’s Bylaws, any stockholder may nominate one or more persons for election as directors at a meeting, but only if such stockholder has given timely notice in proper written form of such stockholder’s intent to make such nomination or nominations. To be timely given, a stockholder’s notice must be delivered to the Secretary of the Company at 412 Creamery Way, Suite 300, Exton, Pennsylvania 19341 not later than ninety (90) days prior to such meeting (which, with respect to the 2005 annual meeting of stockholders will be March 23, 2005); provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of such meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder’s notice to the Secretary shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected.

Director Compensation

On May 21, 2003, the Board increased the fees paid to non-employee directors according to the following schedule: $1,250 for all Board or committee meetings attended in person, $1,000 for participation on Audit Committee conference calls and $500 for participation on other conference calls. In addition, the Board approved an annual retainer for each Board member as follows: $3,000 for each Board member and $7,500 each for the Chairman of the Board and the audit committee chair. The retainers for the Chairman of the Board and the audit committee chair were increased to $15,000 each on February 12, 2004. In addition, as consideration for serving on the Board, the Company from time to time grants to each outside director options to purchase shares of Common Stock, in each case vesting over three years from the date of issuance. No such grants were made in 2003. The members of the Board are reimbursed for actual out-of-pocket expenses associated with attending Board meetings, according to the Company’s expense reimbursement policy consistent with officers and employees of the Company. The Company may elect to change the cash compensation amounts or grant additional options to directors in the future.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of change of ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2003 and Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2003, all executive officers and directors were in compliance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of May 24, 2004 by:

•	each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock;

•	each director and director nominee of the Company;

•	the Company’s Chief Executive Officer during 2003;

•	the other Named Executive Officers; and

•	all directors and executive officers of the Company as a group.

Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable community property laws, and their address is 412 Creamery Way, Suite 300, Exton, Pennsylvania 19341.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (1)
	Number	Percent
Galen Partners III, L.P. (2)	6,793,036	23.9%

Heartland Advisors, Inc. and William J. Nasgovitz (3)	2,450,000	11.3

Larry R. Ferguson (4)	55,556	*

Douglas L. Cox	—	*

David W. Jahns (5)	6,911,557	24.3

Daniel J. Malcolm (4)	518,056	2.3

Robert F. Radin	—	*

Vincent K. Roach	3,199,527	14.7

James T. Roberto	1,543,400	7.1

John A. Roberts (5)	—	*

Neil R. Cassidy (6)	26,487	*

All directors and executive officers as a group (7)	12,228,095	48.6%
(8 persons)

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. “Shares Beneficially Owned” includes shares of Common Stock subject to options or warrants exercisable within 60 days of May 24, 2004 as well as shares issuable upon the conversion of Series A Preferred Stock. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of Common Stock owned by such person or group.

(2)	Includes:

•	2,181,818 shares of Common Stock issuable upon conversion of Series A Preferred Stock, of which 1,993,234 shares are held by Galen Partners III, L.P., 180,422 shares are held by Galen Partners International III L.P., and 8,162 shares are held by Galen Employee Fund III, L.P.;

•	3,540,000 shares of Common Stock issuable upon exercise of warrants exercisable at $0.01 per share; and

•	884,268 shares of Common Stock, payable as accrued dividends and issuable upon conversion of shares of Series A Preferred Stock. See “Other Transactions” on page 15.

•	Mr. Jahns is a General Partner of Galen Partners III, L.P. The address of Galen Partners III, L.P. is 610 Fifth Avenue, 5th Floor, Rockerfeller Center, New York, NY 10020.

(3)	Data based on information contained in Schedule 13G/A filed with the SEC on March 31, 2004 on behalf of Heartland Advisors, Inc. (“Heartland”), William J. Nasgovitz, President and principal shareholder of Heartland (“Nasgovitz”), although Heartland and Nasgovitz do not admit that they constitute a group. The address of Heartland and Nasgovitz is 789 North Water Street, Milwaukee, WI 53202.

(4)	Represents shares issuable under stock options exercisable within 60 days of May 24, 2004.

(5)	Includes 117,934 shares issuable under stock options exercisable within 60 days of May 24, 2004. Mr. Jahns is a general partner of Galen Partners III, L.P. and may be deemed to own beneficially shares that are beneficially owned by Galen Partners.

(6)	Mr. Cassidy was Executive Vice President, Chief Financial Officer and Secretary of the Company until June 2003.

(7)	Includes an aggregate of 691,546 shares issuable under stock options exercisable within 60 days of May 24, 2004.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2003 with respect to shares of Common Stock to be issued upon the exercise, and the weighted-average exercise price, of all outstanding options and rights granted under the Company’s equity compensation plans, as well as the number of shares available for issuance under such plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders (1)	2,577,607	$1.64	2,755,437
Equity Compensation Plans Not Approved by Security Holders (2)	1,850,000	$0.58	0

Total	4,427,607	$1.20	2,755,437

(1)	Equity compensation plans approved by security holders are the 1996 Stock Option Plan (the “1996 Option Plan”) and the Daou Systems, Inc. Employee Stock Purchase Plan (the “ESPP”).

(2)	The Company has entered into individual arrangements outside of the equity plans with its executive officers, directors and other parties providing for options to purchase Company Common Stock.

EXECUTIVE COMPENSATION

The following table shows for the three (3) years ended December 31, 2003 the cash and other compensation awarded to, earned by or paid to (i) the Company’s Chief Executive Officer during 2003, and (ii) each of the executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of 2003 (collectively, the “Named Executive Officers”):

Summary Compensation Table

Long-Term Compensation
		Annual Compensation		Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options/SARs	All Other Compensation
Daniel J. Malcolm (1) Chief Executive Officer and President	2003 2002 2001	$300,000 240,000 60,000	$100,000 85,000 85,000	250,000 — 850,000	$18,174 5,275 —	(2) (3)

Vincent K. Roach (4) Executive Vice President	2003 2002 2001	240,000 240,000 181,667	970,931 1,083,984 858,535	— — —	7,200 1,650 1,992	(3) (3) (3)

John A. Roberts (5) Chief Financial Officer and Secretary	2003 2002 2001	85,610 — —	50,000 — —	— — —	— — —

Neil R. Cassidy (6) Former Executive Vice President, Chief Financial Officer and Secretary	2003 2002 2001	110,000 190,000 180,000	25,000 60,000 60,000	— 50,000 25,000	294,695 64,436 13,840	(7) (8) (9)

(1)	Mr. Malcolm was appointed Chief Executive Officer and President of the Company on January 1, 2003.

(2)	Includes $7,200 of contributions made by the Company under its 401(k) plan and $10,974 of additional compensation in connection with the repayment of a promissory note. See “Loans” on page 14.

(3)	Contributions made by the Company under its 401(k) plan.

(4)	Mr. Roach’s bonus compensation is determined according to his employment agreement with the Company, the terms of which are disclosed on pages 13 and 14.

(5)	Mr. Roberts joined the Company as acting Chief Financial Officer in June 2003 and was appointed Chief Financial Officer and Secretary of the Company in December 2003.

(6)	Mr. Cassidy entered into a separation agreement with the Company on December 31, 2002 and resigned as Executive Vice President, Chief Financial Officer and Secretary of the Company on June 30, 2003.

(7)	Includes $260,000 severance payment pursuant to Mr. Cassidy’s separation agreement with the Company, as disclosed on page 14, accrued but unused vacation pay of $31,905, and contributions of $2,790 made by the Company under its 401(k) plan.

(8)	Includes $61,136 of moving and relocation expense reimbursement; and contributions of $3,300 made by the Company under its 401(k) plan.

(9)	Includes contributions of $3,456 made by the Company under its 401(k) plan.

Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options awarded to each of the Named Executive Officers during 2003.

Individual Grants
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in 2003	Exercise Price ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
						5%($)	10%($)
Daniel J. Malcolm	250,000	(1)	53%	$0.28	2/10/2013	$44,023	$111,562
Vincent K. Roach	—		—	—	—	—	—
John A. Roberts	—		—	—	—	—	—
Neil R. Cassidy	—		—	—	—	—	—

(1)	100,000 options were granted outside of the Company’s 1996 Stock Option Plan; the exercise price for the options equaled fair market value of the underlying Common Stock on the date of grant; the options vest equally on a monthly basis over a thirty six month period; provided that, if a “change in control” of the Company occurs, then, in most cases, 100% of the unvested stock options would vest immediately.

(2)	5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% levels or at any other level.

Aggregated Fiscal Year End Option Values

There were no option exercises by any of the Named Executive Officers during the twelve months ended December 31, 2003. The following table sets forth certain information regarding options to purchase shares of Common Stock held as of December 31, 2003 by each of the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options at December 31, 2003 (1) (Exercisable/Unexercisable)
Daniel J. Malcolm	—	—	469,440 / 630,560	$195,053 /$282,947
Vincent K. Roach	—	—	0 / 0	$0 /$0
John A. Roberts	—	—	0 / 0	$0 /$0
Neil R. Cassidy	—	—	0 / 25,000	$0 /$0

(1)	Calculated by determining the difference between the closing bid price of the Common Stock underlying the option as quoted on the Over the Counter Bulletin Board on December 31, 2003 at $0.90 per share and the exercise price of the options.

Employment and Other Agreements

Daniel J. Malcolm.    Effective July 24, 2001, the Company entered into an employment agreement with Daniel J. Malcolm, Chief Executive Officer and President of the Company. The agreement was amended on February 10, 2003. Mr. Malcolm’s agreement with the Company is “at will” and is subject to certain provisions, including:

•	an annual base salary of $300,000;

•	future bonus at the discretion of the Board and in an amount to be determined by the Board, in accordance with the Company’s incentive compensation plan for senior management;

•	options to purchase 250,000 shares of Common Stock, of which 100,000 options are outside of the Company’s 1996 Stock Option Plan; the exercise price for the options equals the closing price of the Common Stock on the date of the grant; the options vest equally on a monthly basis over a thirty six month period; provided that, if a “change in control” of the Company occurs, then, in most cases, 100% of the unvested stock options would vest immediately;

•	the right to purchase 150,000 shares of Common Stock at the closing price of the Common Stock on July 24, 2001 in accordance with a Restricted Stock Purchase Agreement vesting over a thirty six month period; provided that, if a “change in control” of the Company occurs, then, in most cases, 100% of the unvested restricted stock would vest immediately;

•	options to purchase 850,000 shares of Common Stock, which options are outside of the Company’s 1996 Stock Option Plan; the exercise price for the options equals the closing price of the Common Stock on the date of grant; the options vest as follows: (i) 125,000 options will vest on the sooner of (a) the first date following ten consecutive trading days in which the Common Stock trades at a value of at least $2.50 per share; or (b) six years from the date of grant; (ii) 125,000 options will vest on the sooner of (a) the first date following ten consecutive trading days in which the Common Stock trades at a value of at least $5.00 per share; or (b) six years from the date of grant; and (iii) 600,000 options will vest in thirty-six equal increments on the monthly anniversary of the date of grant; provided that, if a “change in control” of the Company occurs, then, in most cases, 100% of the unvested options would vest immediately;

•	additional compensation in an amount equal to Mr. Malcolm’s interest obligations, less applicable taxes, pursuant to the promissory note executed by Mr. Malcolm in favor of the Company; and

•	severance payments to be made in the event Mr. Malcolm’s employment with the Company is terminated without cause or with good reason (as defined in the agreement) in an aggregate amount equal to twelve (12) months’ base salary if termination occurs on or before July 24, 2004, or in an aggregate amount equal to six (6) months base salary if termination is after July 24, 2004. Severance payments are conditional upon Mr. Malcolm executing a release of all claims against the Company, effective as of termination.

Vincent K. Roach.    Effective June 16, 1998, the Company entered into an employment agreement with Vincent K. Roach, the Company’s Executive Vice President. The employment agreement was amended effective June 1, 2001. Under the amended agreement, Mr. Roach receives:

•	an annual base salary of $240,000;

•	a monthly draw equal to $10,000 and a commission (i) paid quarterly equal to 2.5% of the revenue from Applications Services business division; plus an additional incentive (ii) paid annually equal to 10% of the operating profits (before interest and taxes) of the Applications Services business division; less (iii) the monthly draws paid to Mr. Roach during the previous fiscal year;

•	the right to purchase 2,500,000 shares of Common Stock at the closing price of the Common Stock on June 1, 2001 in accordance with a Restricted Stock Purchase Agreement vesting over a thirty six month period; provided that, if a “change in control” of the Company occurs, then, in most cases, 100% of the unvested restricted stock would vest immediately; all stock options previously granted to Mr. Roach were cancelled;

•	additional compensation in an amount equal to Mr. Roach’s interest obligations, less applicable taxes, pursuant to the Promissory Note executed by Mr. Roach in favor of the Company;

•	severance payments to be made in the event Mr. Roach’s employment with the Company is terminated without cause (as defined in the agreement) in an aggregate amount equal to the greater of $500,000 or the actual compensation to which Mr. Roach otherwise would have been entitled had he continued his employment with the Company through December 31,2004. In the event Mr. Roach terminates his employment with the Company for good reason (as defined in the agreement) before December 31, 2004, Mr. Roach will be entitled to severance payments in an amount equal to the base salary, commission and pro-rata additional incentive that he would earn over a twelve month period; and

•	in the event a “change of control” results in the aggregate value of Mr. Roach’s shares (based on 3,199,127 shares owned by Mr. Roach on the effective date of the agreement) of the Company’s common stock to be equal to or greater than $5,000,000, or the Company pays the difference of his aggregate value on the date of the “change of control” and $5,000,000, Mr. Roach will, at the direction of the Board of Directors, reduce his total annual compensation to $500,000; or in the event the aggregate value is less than $5,000,000, Mr. Roach will continue to receive his agreed upon compensation based on the base salary, commissions, and additional incentive compensation as described above.

Neil R. Cassidy.    Effective October 2, 2000, the Company entered into an employment agreement with Neil R. Cassidy for services as the Company’s Executive Vice President, Chief Financial Officer and Secretary. The employment agreement was amended on June 1, 2001. The agreement was further amended on July 1, 2002. Under the amended agreement, Mr. Cassidy received an annual base salary of $200,000 and a bonus at the discretion of the Board in accordance with the Company’s incentive compensation plan for senior management.

On December 31, 2002, the Company entered into a separation and release agreement with Mr. Cassidy. The agreement was subsequently amended on March 31, 2003. Under the agreement:

•	Mr. Cassidy resigned his position on June 30, 2003 (the “Separation Date”);

•	Mr. Cassidy received a severance payment in the amount of $260,000;

•	Mr. Cassidy received a bonus payment in the amount of $25,000;

•	on the Separation Date, all unexercised stock options previously granted to Mr. Cassidy which have not vested as of the Separation Date and which are set forth in the separation agreement shall vest, and will not expire but shall continue in effect and shall expire on the date set forth in the related stock option agreement; and

•	after the Separation Date, Mr. Cassidy will continue vesting of 25,000 Non-Statutory Options per the terms of the original Stock Option Agreement dated December 13, 2001.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company. No current executive officer of the Company has served as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers serving as a director of the Company or as a member of its Compensation Committee.

Certain Relationships and Related Transactions

Under the amended Audit Committee charter the Audit Committee will review and approve any transactions between the Company and its officers, directors or 5% stockholders that are required to be disclosed under this section. All such transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Loans

Pursuant to the Sarbanes-Oxley Act of 2002 (the “Act”), the Company will no longer extend credit, or renew an extension of credit, directly or indirectly, to or for executive officers or directors, except for loans in place when the relevant provisions of the Act became effective, and for other permissible exceptions as provided by the Act.

In 2001, the Company sold 4,300,000 shares of restricted Common Stock in private transactions to executive officers of the Company. The per share purchase price was the closing price on the day the sale was made, and the consideration paid by the executive officers in each case was a full recourse note receivable that accrues interest at a rate of 6.75% and is due five years after the date of the purchase. The Company has a repurchase right on the unvested portion of the shares which lapses monthly over a thirty six month period. The following table summarizes the terms of the transactions:

Name	Date of Purchase	Shares Purchased	Purchase Price Per Share	Aggregate Purchase Price
Vincent K. Roach	June 1, 2001	2,500,000	$0.29	$725,000
James T. Roberto	June 1, 2001	1,500,000	$0.29	$435,000
Neil R. Cassidy	June 1, 2001	150,000	$0.29	$43,500
Daniel J. Malcolm	July 24, 2001	150,000	$0.52	$78,000

In connection with the transactions, the Company agreed to certain registration rights for each purchaser. The Company received collateral for its promissory notes by entering into stock pledge agreements with each of the purchasers. Pursuant to the terms of their employment agreements, the Company agreed to pay additional employment compensation to Messrs. Malcolm and Roach in an amount equal to the amount of interest due in accordance with the terms of their notes receivable.

On July 9, 2003, the Company repurchased 300,000 shares of its restricted Common Stock in private transactions with Messrs. Malcolm and Cassidy. The aggregate cost to the Company was $196,000. In connection with repurchases, the Company received an aggregate amount of $139,000 for repayment of promissory notes, including principal and interest, relating to the original purchase in 2001 of the shares from the Company. The related stock pledge and registration rights agreements between each person and the Company were terminated.

Other Transactions

In July 1999 the Company issued 2,181,818 shares of Series A Preferred Stock to Galen Partners and their affiliates for an aggregate amount of $12 million; or $5.50 per share. Holders were initially entitled to receive cumulative dividends at the rate of six percent per annum, generally payable in the form of shares of Series A Preferred Stock until July 26, 2001. The dividend rate increased to 7% on July 26, 2001, to 8% on July 26, 2002, to 9% on July 26, 2003, and will continue to increase an additional 1% on July 26 of each year up to a maximum of 12%. No dividends may be paid on the Common Stock unless full dividends on the Series A Preferred Stock for the then current dividend period have been either paid or declared with a sum sufficient for the payment set apart.

The holders of the Series A Preferred Stock vote on an as converted to Common Stock basis with the holders of Common Stock. The Series A Preferred stockholders also have a liquidation preference of $5.50 per Series A share, plus any accrued but unpaid dividend. The Company is required to make a best efforts attempt to secure one Board of Directors’ seat for a representative of the holders of Series A Preferred Stock. The holders of Series A Preferred Stock also obtained certain Registration Rights as part of the original financing transaction in July 1999. They have since permanently waived those rights as described below.

As of December 31, 2003, the Company had accrued but undeclared preferred stock dividends of $4.3 million (convertible into shares of Series A Preferred Stock), thereby entitling the holders of the Series A Preferred Stock to a total liquidation preference of $16.3 million.

On November 9, 2000, as a consequence of the resignation of Larry Grandia, Daou’s former President and Chief Executive Officer, holders of the Series A Preferred Stock had the right to cause the redemption of their Series A Preferred Stock for approximately $12.9 million. The Company entered into an agreement with the holders of the Series A Preferred Stock under which the holders of the Series A Preferred Stock permanently waived their redemption rights in return for $2.0 million in cash and warrants to purchase 3,540,000 shares of Common Stock exercisable at $0.01 per share. The warrants expire on November 9, 2005. The total consideration for this transaction was valued at approximately $4.1 million and for financial reporting purposes was recorded as a one-time dividend in the fourth quarter of 2000.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference therein.

Our Committee has reviewed and discussed with management of the Company and Ernst & Young LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003 (the “Audited Financial Statements”). In addition, we have discussed with Ernst & Young LLP the matters required by Codification of Statements on Auditing Standards No. 61.

The Committee also has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and we discussed with the firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them, as we deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Audit Committee:

Larry R. Ferguson

June 10, 2004

NOTE: Mr. Douglas L. Cox and Dr. Robert F. Radin were appointed to the Audit Committee on June 2, 2004.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference therein.

The Compensation Committee makes recommendations to the Board regarding compensation of the Company’s officers and directors and oversees the administration of the Company’s employee stock option plans and stock purchase plans, if any. All decisions of the Compensation Committee relating to compensation of the Company’s executive officers are subject to the review and approval by the entire Board.

Compensation Policy

The Company’s executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries, cash bonuses and stock options. The Compensation Committee believes that cash compensation in the form of salary and bonus provides the Company’s executives with short term rewards for success in operations, and that long term compensation through the award of stock options better coordinates the objectives of management with those of the stockholders with respect to the long term performance and success of the Company. The Compensation Committee generally takes into consideration a variety of subjective and objective factors in determining the compensation packages for executive officers, including compensation paid by competing companies and the responsibilities and performance by each executive and the Company as a whole. In making its determinations, the Compensation Committee attempts to address the unique challenges which are present in the industry in which the Company competes against a number of public and private companies with respect to attracting and retaining executives and other key employees.

The Compensation Committee has relied heavily on the equity/option position of executives and key employees as an important mechanism to retain and motivate executives and key employees while at the same time aligning their interests with those of the stockholders generally. The Compensation Committee believes that option grants are instrumental in motivating employees to meet the Company’s future goals.

Base Salary

The base salary of the Company’s executive officers are set at amounts which the Compensation Committee believes are competitive with the salaries paid to the executive officers of other companies of comparable size in similar industries. In evaluating salaries, the Compensation Committee utilizes publicly available information and surveys of the compensation practices of information technology companies. The Compensation Committee also relies on information provided by the Company’s Human Resources Department and its knowledge of local pay practices. Furthermore, the Compensation Committee considers the executives’ performance of their job responsibilities and the overall financial performance of the Company.

Bonuses

Each of the Company’s executive officers is eligible to receive bonus compensation according to varying performance standards at the discretion of the Board and in amounts to be determined by the Board, in accordance with the Company’s incentive compensation plan for senior management, except as otherwise provided for in the executives’ employment agreements. During 2003, the Compensation Committee determined bonus compensation based on the achievement by the Company of certain quarterly and annual revenue and profit targets. See “—Summary Compensation Table.”

Stock Option Grants

The Company provides its executive officers with long-term incentives through stock option grants of stock options. Generally, an initial grant of options is made at the time an executive is hired and the Compensation Committee considers periodically additional grants based on the performance of both the individual executives and the Company as a whole. The Compensation Committee takes into account the executive’s position and level of responsibility, existing stock and unvested option holdings and the potential reward if the stock price appreciates in the public market. The exercise price of all options is equal to the closing market price of the Common Stock on the date of grant and the options generally vest over a three to five-year period. The 1996 Option Plan currently qualifies for exclusion under Section 162(m) of the Internal Revenue Code.

Compensation of Chief Executive Officer

Daniel J. Malcolm has served as the Company’s Chief Executive Officer and President since January 1, 2003. In reviewing salary levels and determining incentive bonus amounts for the Chief Executive Officer, the Compensation Committee reviewed individual performance and competitive information reflecting compensation practices for similar technology companies and examined the Chief Executive Officer’s performance relative to the Company’s overall financial results. The Compensation Committee also considers the Chief Executive Officer’s achievements against the same pre-established objectives and determines whether the Chief Executive Officer’s base salary, incentive bonus and total compensation approximate the competitive range of compensation for chief executive officer positions in the healthcare sector of the information technology industry.

For 2003, Mr. Malcolm received $300,000 in base salary, a $100,000 incentive bonus for the attainment of incentive objectives in 2003, and 250,000 stock options. Mr. Malcolm’s base salary was determined by the Committee to be comparable to that of other chief executive officers in similar industries and with Companies of similar size (based on revenues). In light of the Company’s results in 2003 and other subjective accomplishments, Mr. Malcolm’s bonus was calculated at 33% of his base pay for 2003. Subjective criteria for attainment included reaching operational efficiencies, managing multiple service lines and providing leadership and guidance to the operations, marketing and sales efforts of the Company. Additionally, his incentive bonus was partially based on attainment of financial criteria related to achieving consistent profitability quarter over quarter and the attainment of budget to actual results consistently throughout the year 2003. Mr. Malcolm’s stock option award was intended to align his incentive compensation with shareholder interests, and was granted in connection with his promotion to Chief Executive Officer and President.

Compensation Arrangements Generally

The Compensation Committee intends to continue to review and analyze its policies in light of the performance and development of the Company and the environment in which it competes for executives and to retain outside compensation consultants from time to time to assist the Compensation Committee in such review and analysis.

Compensation Committee:

Larry R. Ferguson
David W. Jahns

June 10, 2004

NOTE: Dr. Robert F. Radin was appointed to the Compensation Committee on June 2, 2004.

STOCK PERFORMANCE GRAPH

Set forth above is a line graph comparing the percentage change in the cumulative total stockholder return on the Company’s Common Stock against the Nasdaq Market Index and a Company-selected peer group of providers of consulting and/or information services (the “Peer Group”). The graph assumes that $100.00 was invested in the Common Stock and in each index on December 31, 1998. The data used was obtained from Media General Financial Services Total Return Indexes for the Nasdaq Stock Market.

Although the Company has not declared a dividend on its Common Stock, the total return for each index assumes the reinvestment of dividends. Stockholder returns over the period presented should not be considered indicative of future returns. Pursuant to regulations of the SEC, the graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

(Item 2 on the Proxy Card)

The Audit Committee of the Board of Directors has recommended Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting. Ernst & Young LLP has audited the Company’s financial statements annually since March 1995.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. The Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event that the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change could be in the best interests of the Company and its stockholders.

Audit Fees.    The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for 2003 and 2002 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2003 and 2002 totaled approximately $190,000 and $178,000, respectively.

Audit Related Fees.    None.

Tax Fees.    The aggregate fees billed for tax services rendered by Ernst & Young LLP, including tax compliance, tax advice and tax planning, during 2003 and 2002 totaled approximately $51,000 and $76,000, respectively.

All Other Fees.    The aggregate fees billed for professional services rendered by Ernst & Young LLP for other services not included above for 2003 and 2002 were $2,000 and $0, respectively. The services rendered in 2003 related to the review of certain of the Company’s contracts.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditors.    The Audit Committee pre-approves all audit and non-prohibited, non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the Audit Committee has received detailed information sufficient to enable the Audit Committee to pre-approve and evaluate such service. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approval decisions made under delegated authority must be communicated to the Audit Committee at or before the next scheduled meeting. There were no waivers by the Audit Committee of the pre-approval requirement in 2003.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of Ernst & Young LLP to serve as the Company’s auditors for the year ending December 31, 2004. A representative of Ernst & Young LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to respond to appropriate questions.

Vote Required

An affirmative vote by the holders of a majority of the Shares present in person or represented by proxy is required for approval of ratification of the independent auditors.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

OTHER MATTERS

The Company knows of no business that will be presented for consideration at the Meeting other than the election of directors and the ratification of the selection of the independent auditors. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares that they represent in accordance with their best judgment.

Form 10-K

A copy of the Company’s Annual Report for 2003 is being mailed with this Proxy Statement to stockholders entitled to notice of the Meeting. At any stockholder’s written request, the Company will provide without charge, a copy of the Annual Report for 2003 which incorporates the Form 10-K as filed with the SEC, including the financial statements and a list of exhibits. Requests should be sent to Investor Relations, Daou Systems, Inc., 412 Creamery Way, Suite 300, Exton, Pennsylvania 19341. Additionally, we maintain a website where information concerning our business can be found; located at www.daou.com. We provide a link on our website, under Investor Relations, to our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports. These documents are generally available on the same day they are electronically filed with or furnished to the Securities and Exchange Commission. The information available on or through our website is not a part of this or any report we file with or furnish to the SEC.

Stockholder Communications to the Board of Directors

Stockholders may communicate with the Board by sending their communications to Daou Systems, Inc. Board of Directors, c/o Corporate Secretary, Daou Systems, Inc., 412 Creamery Way, Suite 300, Exton, PA 19341. All stockholder communications received by our Corporate Secretary will be delivered to the Chairman of the Board.

Proposals of Stockholders for 2005 Annual Meeting

In accordance with, and subject to, Article II, Section 7 of the Company’s Bylaws, notice of any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the Company’s 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”), must be timely given by such stockholder in proper written form to the Secretary of the Company. To be timely given, notices for stockholder proposals must be received by the Secretary of the Company not less than ninety (90) days prior to the anniversary date of the Company’s notice of annual meeting provided with respect to the previous year’s annual meeting (which, with respect to the 2005 annual meeting of stockholder will be March 23, 2005), provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, stockholder recommendations must be received by the Secretary of the Company not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in properly written form, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

Notices of intention to present proposals at the 2005 annual meeting should be addressed to the Secretary of the Company at its offices, 412 Creamery Way, Suite 300, Exton, Pennsylvania 19341. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the Company’s Bylaws.

By Order of the Board of Directors

John A. Roberts
Secretary

EXHIBIT A

DAOU SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee. The Audit Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

The Audit Committee shall be appointed by the Board of Directors and shall comprise at least two directors. Each Committee member shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, as evidenced by its election of such Committee member, would interfere with the exercise of independent judgment as a Committee member. Each Committee member shall meet the independence requirements of Section 10A(m)(3) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulation of the Securities and Exchange Commission, and meet the independence and other requirements of any national securities exchanges or national securities associations on which the Company’s common stock is listed. All Committee members shall be financially literate and be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

The Chair of the Committee shall be designated by a majority vote of the entire Board. Members of the Committee shall be designated annually by a majority vote of the entire Board. Vacancies on the Committee shall be filled by a majority vote of the entire Board. By a majority vote of the entire Board, a member of the Committee may be removed.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, management, and the independent auditors of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to retain outside counsel, or other experts for this purpose. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to the changing conditions and circumstances.

The minutes of the Audit Committee reflecting, among other things, all actions taken by the Audit Committee, shall be distributed to the Board at the next Board meeting following the meeting of the Audit Committee that is the subject of such minutes.

The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

•	The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s stockholders.

•	The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

•	The Audit Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

•	The Audit Committee shall discuss with the independent auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, at least annually, the Audit Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•	The Audit Committee shall approve, in advance, all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee shall be authorized to form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

•	The Audit Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Reports on Form 10-Q. The Chair of the Audit Committee may meet with management and the independent auditors on behalf of the Committee for the purposes of such review. Also, the Audit Committee shall discuss the results of each quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

•	The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

•	The Audit Committee shall establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to appropriateness of such judgments.

•	The Audit Committee shall discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	The Audit Committee shall review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	The Audit Committee shall periodically consult with the independent accountants, out of the presence of management, about internal controls and the fullness and accuracy of the organization’s financial statements.

•	The Audit Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

•	The Audit Committee shall recommend to the Board guidelines for the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account.

•	The Audit Committee shall review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheets structures on the Company’s financial statements.

•	The Audit Committee shall review with management and the independent auditor any correspondence with regulators or with governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	The Audit Committee shall review with independent auditors any problems or difficulties encountered during the course of audit work, including any restrictions on scope or disagreements with management.

•	The Audit Committee shall review and approve any transactions between the Company and its officers, directors or 5% stockholders that are required to be disclosed under Item 404 of Regulation S-K.

•	The Audit Committee shall establish procedures for the receipt, retention and disposition of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Daou Systems, Inc.

412 Creamery Way, Suite 300

Exton, Pennsylvania 19341

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Daniel J. Malcolm and John A. Roberts, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Daou Systems, Inc. to be held at the Company’s principal executive offices located at 412 Creamery Way, Suite 300, Exton, Pennsylvania 19341, on July 22, 2004, at 10:00 a.m., local time, and at any adjournments thereof, and to vote as designated.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL CLASS I DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” THE RATIFICATION OF INDEPENDENT AUDITORS AND AS THE PROXY HOLDERS MAY DETERMINE IN THEIR DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT! PLEASE VOTE.

(Continued on reverse side)

1. ELECTION OF CLASS I DIRECTOR NOMINEES

        ☐  FOR all nominees listed below.        ☐  FOR all nominees listed below except as marked to the contrary.

        ☐  WITHHOLD AUTHORITY to vote for all nominees listed below.

Withhold Authority For Specific Nominee
Nominees:	1. Douglas L. Cox	(Class I)	☐
	2. Robert F. Radin	(Class I)	☐

2. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

☐ Vote For		☐ Vote Against	☐ Abstain

If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Dated:                                                   , 2004

Signature of Stockholder(s)

Signature of Stockholder(s)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THANK YOU FOR VOTING.